UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2017

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Sepulveda Blvd, Suite 500 El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 252-8100

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 6, 2017, the Board of Directors of Aerojet Rocketdyne Holdings, Inc. (the “Company”) approved Phase II (“Phase II”) of the Company’s previously announced competitive improvement program (“CIP”). A copy of the press release issued on April 10, 2017 announcing Phase II is attached hereto as Exhibit 99.1.

Pursuant to Phase II, the Company plans to expand its CIP and further consolidate its Sacramento, California, and Gainesville, Virginia sites while centralizing and expanding its existing presence in Huntsville, Alabama. By 2019, the Company expects to have incurred Phase II restructuring and related costs of $122.1 million (before any anticipated Phase II incentives to be finalized with state and local authorities and recoveries through the pricing of the Company’s U.S. government contracts), consisting of employee related costs of $65.2 million, facility costs of approximately $36.2 million, and $20.7 million for other costs relating to product requalification and knowledge transfer.

The Company had previously launched Phase I of the CIP (“Phase I”) in March 2015 to maximize facility utilization, increase operational efficiency and improve the affordability of its propulsion products for customers. The Company is on track to reach its annual cost savings goal for Phase I of $145.0 million by 2019.

When fully implemented, the Company anticipates that the CIP will result in annual cost savings as follows (in millions):

Annual savings upon completion of Phase I (expected 2019)	$145.0
Annual savings upon completion of Phase II (expected 2021)	85.0
Total annual savings	$230.0

The Company expects total costs associated with the CIP, before any anticipated Phase II incentives to be finalized with state and local authorities, and recoveries through the pricing of the Company’s U.S. government contracts, as follows (in millions):

Phase I costs through December 31, 2016	$47.3
Remaining anticipated Phase I costs	65.7
Phase II anticipated costs	122.1
Total costs	$235.1

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected depending on a number of risks, uncertainties and other factors, including, among other things: economic and financial conditions; the ability to build, renovate and occupy new facilities by specified dates; the amount and timing of any expected reduction in operating expenses; the amount and timing of any costs associated with relocation of employees; and the ability to implement the anticipated business plans. Forward-looking statements in this Form 8-K should be evaluated together with the many factors that affect the Company’s business as described in more detail in its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Exhibits

	99.1	Press Release, dated April 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2017	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Arjun L. Kampani
		Name:	Arjun L. Kampani
		Title:	Vice President, General Counsel and Secretary